UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2019

INMUNE BIO INC.
(Exact name of registrant as specified in charter)

Nevada	001-38793	47-5205835
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1224 Prospect Street, Suite 150, La Jolla, CA 92037

(Address of Principal Executive Offices) (Zip Code)

(858) 964 3720

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Reference is made to the Consulting Agreement dated as of May 16, 2018 between Pacific Seaboard Investments LTD (“Pacific Seaboard”) and INmune Bio, Inc. (the “Consulting Agreement”), which the Company has previously disclosed in the Company’s reports filed with the Securities and Exchange Commission. Pursuant to the terms of Section 3 of the Consulting Agreement, the Company agreed to issue Pacific Seaboard 600,000 restricted shares of its common stock in accordance with the terms of Section 3 of the Consulting Agreement.

On April 24, 2019 Pacific Seaboard executed and delivered to the Company a waiver (the “Waiver”). Pursuant to the Waiver, Pacific Seaboard waived the issuance of the last 200,000 shares of the Company’s restricted common stock required under the Consulting Agreement. As a result Pacific Seaboard will only be issued 400,000 shares of the Company’s common stock instead of 600,000 shares of common stock.

The foregoing description of the Waiver does not purport to be complete and is qualified in its entirety by reference to the Waiver which is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Waiver dated April 24, 2019 from Pacific Seaboard Investments Ltd.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INMUNE BIO INC.

Date: April 29, 2019	By:	/s/ David Moss
David Moss
Chief Financial Officer

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